ASSIGNMENT AND ASSUMPTION OF LEASE

      THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") made this 15 day of July, 2004, by and between TRANSUGAR LIMITED PARTNERSHIP, a Nevada limited partnership ("Assignor"), having an address at 1605 Lake Las Vegas Parkway, Henderson, Nevada 89011, and AEI Income & Growth Fund XXII Limited Partnership, a Minnesota limited partnership, and AEI Accredited Investor Fund 2002 Limited Partnership, a Minnesota limited partnership (as tenants in common, together collectively referred to as
"Assignee"); having an address of 1300 Wells Fargo Place, 30 Seventh Street East, St. Paul, Minnesota 55101.

                      W I T N E S S E T H:

      WHEREAS,  Assignor  is the owner of certain  real  property
located   at  16010  Kensington  Drive,  Sugar  Land,   TX   (the
"Property") as further described on Exhibit A attached hereto and made a part hereof;

      WHEREAS, Assignor has leased the Property to Sterling Jewelers Inc., a Delaware corporation ("Sterling"), pursuant to that certain Lease Agreement dated December 1, 2000, as amended by that certain First Amendment to Lease dated December 5, 2000, as further amended by that certain Second Amendment to Lease Agreement dated April 5, 2001 (together collectively, the "Lease"); and

      WHEREAS, Assignor desires to assign its right, title and interest in and to the Lease to AEI Income & Growth Fund XXII Limited Partnership, an undivided forty percent (40%) interest as a tenant in common; and AEI Accredited Investor Fund 2002 Limited Partnership, an undivided sixty percent (60%) interest as a tenant in common, and Assignee desires to assume Assignor's right, title and interest in and to the Lease;

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

      1. ASSIGNMENT. Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the date first above written (the "Effective Date"), all of Assignor's right, title and interest in and to the Lease.

      2. ACCEPTANCE OF ASSIGNMENT AND ASSUMPTION. Assignee hereby accepts the foregoing assignment, and hereby assumes and agrees to be bound by and perform all of Assignor's obligations and liabilities to be performed and/or occurring under the Lease on or after the Effective Date, including, without limitation, the obligations for return of security deposits as provided in the Lease and/or required by law, and any and all obligations for any and all leasing commissions, brokerage fees and similar payments which become due and payable after the Effective Date, including, without limitation, any and all leasing commissions, brokerage fees and similar payments which become due and payable in connection with the exercise of any option or right under the Lease.

      3. INDEMNIFICATION. (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur under the Lease by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations of the landlord thereunder which were to be performed before the Effective Date.

           (b) Assignee hereby indemnifies Assignor, and agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under the Lease by reason of any failure or alleged failure of Assignee to comply with or perform, on or after the Effective Date, all the obligations of the landlord thereunder which are to be performed on or after the Effective Date.

      4. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      5. RETAINED RIGHTS. Assignee hereby agrees that Assignor may, at Assignor's election and expense, proceed at law or equity to collect any delinquent rents accruing under the Lease prior to the Effective Date. Assignor hereby agrees that Assignee shall have no obligation to collect any rent due prior to the Effective Date under the Lease; provided, however, that in the event Assignee is paid rent from a tenant that has delinquent rent accruing prior to the Effective Date, and such payment is in excess of current rent due and payable under the Lease and any collection costs incurred by Assignee to collect such rents, then Assignee agrees to pay such excess amount to Assignor as soon as reasonably practicable after the date of receipt by Assignee.





           [Signatures continue on the following page]


      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the day and year first set forth above.

ASSIGNOR:                TRANSUGAR LIMITED PARTNERSHIP,
                         a Nevada limited partnership

                         By:  TranSugar Management Corporation,
                              a Nevada corporation, its managing
                              member


                         By:  /s/ John R Plunkett Jr.
                                  John R Plunkett Jr President


ASSIGNEE:                AEI INCOME & GROWTH FUND XXII
                         Limited Partnership, a Minnesota limited partnership

                         By:  AEI FUND MANAGEMENT XXI, INC.,
                              a Minnesota corporation,
                              its General Partner


                          By:  /s/ Patrick Keene
                                   Patrick W. Keene,
                                   its Chief Financial Officer

                         AEI ACCREDITED INVESTOR FUND 2002
                         Limited Partnership,
                         a Minnesota limited partnership

                         By:  AEI FUND MANAGEMENT XVIII, INC.,
                              a Minnesota corporation,
                              its General Partner


                         By:  /s/ Patrick Keene
                                  Patrick W. Keene,
                                  its Chief Financial Officer

STATE OF NEVADA          )
                         ) ss.
COUNTY OF CLARK          )

     The foregoing was acknowledged before me this 9 day of July, 2004, by John R. Plunkett, Jr., in his capacity as President of TranSugar Management Corporation, a Nevada corporation, the general partner of TranSugar Limited Partnership, a Nevada limited partnership.


                              /s/ Paula M Callory
                                    Notary Public


[notary seal]


STATE OF MINNESOTA       )
                         ) ss.
COUNTY OF RAMSEY         )

      The  foregoing was acknowledged before me  this     day  of
2004, by Patrick W. Keene, the Chief Financial Officer of AEI FUND MANAGEMENT XXI, INC., a Minnesota corporation, the General Partner of AEI INCOME & GROWTH FUND XXII Limited Partnership, a Minnesota limited partnership, who acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said corporation by authority of its Board of Directors.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of aforesaid, the day and year last above-written.


                              /s/ Jennifer L Schreiner
                                      Notary Public


[notary seal]


STATE OF MINNESOTA       )
                         ) ss.
COUNTY OF RAMSEY         )

      The foregoing was acknowledged before me this day of , 2004, by Patrick W. Keene, the Chief Financial Officer of AEI FUND MANAGEMENT XVIII, INC., a Minnesota corporation, the General Partner of AEI Accredited Investor Fund 2002 Limited Partnership, a Minnesota limited partnership, who acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said corporation by authority of its Board of Directors.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of aforesaid, the day and year last above-written.

                              /s/ Jennifer L Schreiner
                                     Notary Public


[notary seal]
                            EXHIBIT A

                        Legal description


Being a 0.8936 acre tract of land located in the S.M. Williams League, A-97, Fort Bend County, Texas: said 0.8936 acre tract being all of Commercial Reserve "N" of Town Center Lakeside Phse 2, a 17.8414 acre subdivision recorded in Slide Number 2079A and 2079B of the Plat Records of Fort Bend County, Texas: said 0.8936 acre tract being more particularly described by metes and bounds as follows (all bearings are referenced to the northwest line of said Reserve "N"):

Beginning at an "X" found scribed in concrete for the most northerly corner of said Reserve "N", same being the most easterly corner of Commercial Reserve "M" of said Town Center Lakeside Phase 2, same being on the southwest right-of-way line of State Highway 6 (width varies) recorded Clerk's File Number 2000061504 of the Official Records of Fort Bend County, Texas and Volume 1053, Page 58 of the Deed Records of Fort Bend County,
Texas:

      1. Thence, with said southwest right-of-way line, the northeast line of said Reserve "N", and the southwest line of Reserve "K" (restricted to right-of-way purposes only, in the plat of Town Center Lakeside Phase 1 recorded on Slide Numbers 1941A and 1941B of the Plat Records of Fort Bend County, Texas), South 69 degrees 12 minutes 52 seconds East, a distance of 143.43 feet to a 5/8-inch iron rod with cap stamped "COSTEELO INC RPLS 4416" found for the northwest end of the southwest right-of-way return at the intersection of said State Highway 6 and Kensington Drive (width varies) recorded on Slide Number 1941AQ and 1941B of the Plat of Records of Fort Bend County, Texas:

     2. Thence, with said right-of-way return, 63.41 feet along the arc of a curve to the right, said curve having a central angle of 90 degrees 49 minutes 50 seconds, a radius of 40.00 feet and a chord that bears South 23 degrees 47 minutes 57 seconds East, a distance of 56.98 feet to a 5/8-inch iron rod with cap stamped "COSTELLO INC RPLS 4416" found for the southeast end of said right-of-way return, same being on the northwest right-of-way line of said Kensington Drive:

Thence, with the southeast line of aforesaid Reserve "N" and said northwest right-of-way line, the following four (4) courses and distance:

      3. 44.79 feet along the arc of a curve to the right, said curve having a central angle of 03 degrees 12 minutes 29 seconds, a radius of 800.00 feet and a chord that bears South 23 degrees 13 minutes 12 seconds West, a distance of 44.79 feet to a 5/8-inch iron rod with cap stamped "COSTELLO INC RPLS 4416" found:

      4. 11.62 feet along the arc of a curve to the left, said curve having a cental angle of 01 degrees 18 minutes 20 seconds, a radius of 510.00 feet and a chord that bears South 24 degrees 10 minutes 16 seconds West, a distance of 11.62 feet to a 5/8-inch iron rod with cap stamped "COSTELLO INC RPLS 4416" found:

     5. South 23 degrees 30 minutes 58 seconds West, a distance of 76.51 feet to a 5/8-inch iron rod with cap stamped "COSTELLO
INC RPLS 4416" found:

      6. 45.08 feet along the arc of a curve to the right, said curve having a central angle of 05 degrees 16 minutes 18 seconds, a radius of 490.00 feet and a chord that bears South 26 degrees 09 minutes 07 seconds West, a distance of 45.07 feet to an "X" found scribed in concrete for the most southerly corner of aforesaid Reserve "N", same being the most easterly corner of Commercial Reserve "0-1" of Town Center Lakeside Phase 2 Replat of Unrestricted Reserves "o & P" Amending Plat:

     7. Thence, with the southwest line of said Reserve "N" and the northeast line of said Reserve "0-1", North 69 degrees 14 minutes 29 seconds West, a distance of 172.88 feet to the most westerly corner of said Reserve "N", same being the most southerly corner of aforesaid Reserve "M" (monument not set, fell on top of grate top inlet):

     8.   Thence, with the northwest line of said Reserve "N" and
the  southeast  line  of said Reserve "M", North  20  degrees  45 minutes 31 seconds East, a distance of 218.30 feet to the Point of Beginning and containing 0.8936 acres of land.





Sterling Master Form Lease
11/07/00


November 7, 2000



                            LEASE

                           BETWEEN

               TRANSUGAR LIMITED PARTNERSHIP,
                a Nevada limited partnership

                             AND

                   STERLING JEWELERS INC.,
                   a Delaware corporation

                   Dated: December 1, 2000


Sterling Master Form Lease
11/07/00


                            LEASE


In consideration of the rents and covenants set forth below, Landlord (as hereinafter defined) hereby leases to Tenant (as hereinafter defined), and Tenant hereby leases from Landlord, the Premises (as hereinafter defined), upon the following terms and conditions:



                          ARTICLE 1
                FUNDAMENTAL LEASE PROVISIONS

The provisions in this Article shall be referred to in this Lease as the "Fundamental Lease Provisions."

     1.1 Exhibits to Lease. The following exhibits are attached to and made a part of this Lease, and are incorporated herein by reference:

     Exhibit "A".    The description of the Premises.

     Exhibit "B". The site plan showing the location of the Premises and the Building, the adjacent buildings, parking areas, driveways and common area and containing other general information relative to the development of the Premises Site (the "Site Plan").

     Exhibit "C". A list of the plans and specifications prepared and provided by Tenant and approved by Landlord, wherein are detailed Landlord's Work (as hereinafter defined) in the Premises. Exhibit "C" shall include the plans and specifications for Tenant's satellite dish.

     Exhibit  "C-l ".      The list of items which  comprise
Tenant's Work (as hereinafter defined).

     Exhibit  "D".    The plans and specifications  prepared
and provided by Tenant and approved by Landlord, wherein are detailed Tenant's exterior sign(s).

     Exhibit   "E".      The  projected  cost   to   perform
Landlord's Work.

     Exhibit  "F".     Tenant's Trade Fixtures  which  shall
remain the personal property of Tenant and may be removed upon expiration or termination of this Lease.

     Exhibit  "G".     The Future Easement Agreement  to  be
executed at the closing of the Earnest Money Contract.

Sterling Master Form Lease
11/07/00



     1.2 DEFINITIONS.    Unless  otherwise  defined  herein,
                         capitalized  terms  used  in   this
                         Lease   shall  have  the   meanings
                         listed  in  the  Fundamental  Lease
                         Provisions.

     Assignment Agreement:      shall   mean  that   certain
                         agreement   between   Tenant,    as
                         assignor,    and    Landlord,    as
                         assignee,   whereby   Tenant    has
                         assigned  to Landlord  all  of  its
                         rights  and interest in and to  the
                         Earnest Money Contract and Landlord
                         has agreed to Lease the Premises to
                         and   develop  and  construct   the
                         Premises for Tenant.

     Building:           shall  mean the building containing
                         approximately 5,856 square feet  of
                         floor  area  and  all  improvements
                         thereto  (including Tenant's  Work)
                         to  be  constructed on the Premises
                         and  as  identified on Exhibit  "B"
                         attached hereto.

     Commencement Date:  shall  mean  the earlier  of  sixty
                         (60)  days after the Delivery  Date
                         or  the  day that Tenant opens  for
                         and   conducts  business   in   the
                         Premises.

     Construction Period:      shall  mean  the one  hundred
                         fifty  (150) day period immediately
                         following  the date of the  closing
                         on the acquisition of the Premises.

     Delivery Date:      shall  mean the date that  Landlord
                         delivers  the  Premises  to  Tenant
                         with  Landlord's Work substantially
                         complete   such  that  Tenant   may
                         reasonably  enter the  Premises  to
                         perfoffi1 Tenant's Work.

     Earnest Money Contract:    shall   mean  the   contract
                         between Town Center Lakeside, LTD.,
                         as    seller,   and   Tenant,    as
                         purchaser,  dated  July  28,  2000,
                         whereby  Tenant has  the  right  to
                         purchase the Premises.

     Feasibility Period: shall mean that period beginning on
                         the date this Lease is executed and
                         ending  on November 9,2000, as  the
                         same  may  be extended by agreement
                         between Town Center Lakeside,  LTD.
                         and  Tenant under the Earnest money
                         Contract.

     Fixed Monthly Rent: 12%   of  the  Premises  Cost   (as
                         detailed on Exhibit "E") divided by
                         twelve,  subject to  proration  and
                         adjustment  as provided in  Section
                         2.3.

     Force Majeure:      shall mean the occurrence of one of
                         the   below  listed  events   which
                         prevents,  delays  or  hinders  the
                         performance  of  any  act  required
                         hereunder:    strikes,    lockouts,
                         inability   to  procure  materials,
                         failure   of   power,   restrictive
                         governmental  laws or  regulations,
                         riots,  insurrection, war,  or  any
                         other  reason of a like nature  not
                         the  fault of the party delayed  in
                         performing  work or doing  any  act
                         required  under the terms  of  this
                         Lease.






Sterling Master Form Lease
11/07/00


     Future Easement Agreement:      that  certain  easement
                         agreement   to   be   executed   by
                         Landlord at closing on the  Earnest
                         Money  Contract,  in  substantially
                         the  form as attached Exhibit  "G",
                         whereby Landlord agrees to dedicate
                         and   convey   certain   additional
                         public  utility easement agreements
                         over, across and under the Premises
                         to  Town Center Lakeside, LTD. upon
                         its prior written request.

     Gross Leasable Area:          shall mean the number  of
                         square feet of the Building.

     Increase Date:      fifth  (5th)  anniversary  of   the
                         Commencement Date, and  every  five
                         (5)   years  thereafter,  including
                         Renewal Terms

     Increase Percentage: ten percent (10%).

     Initial  Term:       twenty (20) years, commencing
                         on the Commencement Date.

     Kensington Driveway: shall mean the paved  driveway
                         from Kensington Boulevard to

                         Tract  One  (as shown on  the  Site
                         Plan) across the Premises.

     Landlord:           Transugar Limited Partnership
                         1600 Lake Las Vegas Parkway
                         Henderson, Nevada 89011
                         Attention: John R. Plunkett, Jr.
                         FAX: (702) 564-9886

                         With a copy to:

                         Stephen Shapiro, Esq.
                         420 East Carrillo Street
                         Santa Barbara, California 93102
                         FAX: (805) 965-8726

     Landlord's Work:    shall mean the work to be performed
                         by  or at the direction of Landlord
                         in  constructing the Premises,  the
                         Building  and related improvements,
                         as  more particularly specified  in
                         Article 15 below and Exhibit "C".

     Lease Year:         shall mean a period of twelve  (12)
                         consecutive calendar months  during
                         the  Term, the first of which shall
                         begin  on the first day of February
                         next   following  the  Commencement
                         Date, (unless the Commencement Date
                         shall be the first day of February,
                         in which event the first lease year
                         shall  begin  on  the  Commencement
                         Date  ) and ending on the following
                         January 31.


Sterling Master Form Lease
11/07/00


     Permitting Period:  shall mean the period beginning  on
                         the  date  Landlord  executes  this
                         Lease and ending on the date of the
                         closing   on   the  Earnest   Money
                         Contract.

     Permitted Uses:     shall mean the display and sale, at
                         retail,  of gold, silver, diamonds,
                         colored  gemstones and  other  fine
                         jewelry,   watches,   and   clocks,
                         crystal,  porcelain,  and   related
                         items  norn1ally sold  in  Tenant's
                         other  stores  and,  as  incidental
                         thereto,    the    repair    and/or
                         appraisal of the same.

     Plans and Specifications:     shall mean the plans  and
                         specifications for the construction
                         of the Premises, a list of which is
                         attached hereto as Exhibit "C",  as
                         the same may be modified by written
                         agreement  by and between  Landlord
                         and Tenant.

     Premises:           that  certain  real  property  more
                         particularly described  in  Exhibit
                         "A"  together with all improvements
                         thereon,  located in  the  City  of
                         Sugar  Land, County of  Fort  Bend,
                         State of Texas.

     Premises Cost:      shall  mean  the  cost  to  perform
                         Landlord's  Work,  which  cost   is
                         computed  on  Exhibit "E"  attached
                         hereto  and  made  a  part  hereof,
                         subject  to adjustment as  provided
                         in Article 2.3.

     Premises  Site:           shall mean the land described
                         on Exhibit " A ".

     REA's: shall mean the reciprocal access agreement(s) to be agreed upon by Landlord, Tenant and Town Center Lakeside Ltd. for reciprocal access across the Premises by way of the Kensington Driveway and the Shared Driveway.

     Shared Driveway:    shall mean the paved driveway  from
                         State Highway 6 to the Premises and
                         Tract  One and Tract Two (as  shown
                         on the Site Plan).

     Renewal  Terms:      two (2) terms of five (5)  year(s)
                         each.


     Sign Drawings:      shall    mean   the    plans    and
                         specifications     for     Tenant's
                         exterior  sign(s) on the  Premises,
                         in  the form of Exhibit "D", as the
                         same  may  be modified  by  written
                         agreement  by and between  Landlord
                         and Tenant.


Sterling Master Form Lease
11/07/00



Tenant:                   Sterling Jewelers Inc.  375  Ghent
Road
                         Akron, Ohio 44333
                         Attn: Real Estate Department
                         FAX: (330) 668-5050

                         With copies to:

                         Brouse McDowel1 LP A
                         1001 Lakeside Avenue, Suite 1600
                         Cleveland, Ohio 44114
                         Attn: David A. Lum, Esq.
                         FAX: (216) 830-6807

     Tenant's Work:      shall mean the work, if any, to  be
                         performed by or at the direction of
                         Tenant in fixturing the Premises as
                         more  specifically  identified   on
                         Exhibit "C-1 ", attached hereto.

     Trade Fixtures:     those   items  listed  on  attached
                         Exhibit  "F", which are  and  shall
                         remain  the  personal  property  of
                         Tenant.


                          ARTICLE 2
                        TERM AND RENT

     2.1 TERM. The Initial Term of this Lease shall be as set forth in the Fundamental Lease Provisions. Provided Tenant is not then in default under this Lease, Tenant shall have the option to extend the Initial Term by the number of successive Renewal Terms described in the Fundamental Lease Provisions by giving Landlord written notice of its election to extend the term of this. Lease by the succeeding Renewal Term not less than one hundred eighty (180) days prior to expiration of the Initial Term or the then-running Renewal Term, as the case may be. Excepting the amount of the Fixed Monthly Rent, as adjusted, the terms and conditions of this Lease shall apply during each Renewal Term. The Initial Term, as it may be extended by one or more Renewal Terms, shall be hereinafter referred to as the "Lease Term."

     2.2       Intentionally Omitted.

     2.3 Fixed Monthly Rent. For the use and occupancy of the Premises, Tenant shall pay Landlord the Fixed Monthly Rent, in advance and without demand, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter during the Lease Term, without any offset or deduction except as specifically provided for herein. The Fixed Monthly Rent in effect immediately prior to the Increase Date shall increase by the Increase Percentage on each Increase Date. Should the Lease Term commence on a day other than the first day of a calendar month, then the rental for such first fractional month shall be computed on a daily basis for the period from the Commencement Date to the end of such

     Sterling Master Form Lease
     11/07/00

calendar month at an amount equal to 1/30th of the Fixed Monthly Rent for each day. Should the Lease Term end on a day other than the last day of a calendar month, then the rental for such fractional month shall be computed on a daily basis at an amount equal to 1/30th of the Fixed Monthly Rent for each day. Tenant shall pay Landlord the Fixed Monthly Rent in lawful money of the United States at the address for Landlord set forth in the Fundamental Lease Provisions, or to such other persons or at such other places as Landlord ma)' designate in writing to Tenant. Landlord and Tenant acknowledge that the Premises Cost computation on Exhibit "E" is an estimate, and agree to supplement and/or amend Exhibit "E" after the Premises Cost is actually determined. Landlord and Tenant shall retroactively adjust the Fixed Monthly Rental payments once the computation of Exhibit "E" has been finalized. In the event the cost of developing and constructing the Premises, including the Building and related improvements, increases as a result of a change in the Plans and Specifications requested by Tenant or an unforeseen event or circumstance beyond the control of the parties hereto, such increase in cost shall, at the option of Tenant, (i) be paid by Tenant; or (ii) be added to the Premises Cost and Fixed Monthly Rent shall be adjusted accordingly; provided, however, that if the additional cost of developing and constructing the Premises is due to the gross negligence or willful misconduct of Landlord, then Tenant shall have no liability therefor and the Premises Cost and Fixed Monthly Rent shall not be increased as a result thereof, such cost being the sole responsibility of Landlord.

     2.4 Additional Rent. In addition to the Fixed Monthly Rent, as increased, Tenant shall pay to the parties respectively entitled thereto all insurance premiums, Taxes (as defined in Article 4), operating charges, maintenance charges, construction costs, reasonable accounting and legal fees, and any other charges, costs and expenses which arise or may be contemplated under any provision of this Lease during the Lease Term (collectively, the " Additional Rent"). Tenant shall furnish to Landlord, promptly after payment of any Taxes or insurance premiums, and, with respect to any other Additional Rent, promptly upon request of Landlord, official receipts or other satisfactory proof evidencing payment of such Additional Rent. Upon Tenant's failure to pay such Additional Rent on more than one occasion during any twelve month period, where after written notice thereof from Landlord to Tenant such second event of failure shall continue for a period often (10) days, Landlord shall have the option to require Tenant to deposit with Landlord (i) funds sufficient for the payment of the current Additional Rent required to be paid by Tenant hereunder, and (ii) one-twelfth of the current annual or annualized Additional Rent, as the case may be (or those of the preceding years if the current amounts thereof have not been fixed), in advance and on the same day upon which the Fixed Monthly Rent is due.

     2.5 Late Charge. If any installment of the Fixed Monthly Rent, or any other payment provided for under this Lease which is payable by Tenant, is not received by Landlord within ten (10) days after written notice from Landlord to Tenant that such payment is overdue, Tenant shall pay Landlord an amount equal to 4% of the overdue amount as a late charge (the "Late Charge"). Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment by Tenant. Acceptance of the Late Charge by Landlord shall not constitute a waiver of Tenant's default, if any, with respect to the overdue amount, nor prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease.

     Sterling Master Form Lease
     11/07/00

     2.6 Interest on Overdue Amounts. The Fixed Monthly Rent, the Additional Rent and all other amounts due Landlord under this Lease which are not paid when due shall bear interest at a per annum rate equal to the prime rate of interest charged by the then largest chartered bank in the state where the Premises is located plus 2% from the date due until paid; provided, however, that if such rate shall exceed the lawful rate of interest which Landlord is entitled to charge under applicable law, then the per annum rate of interest on any such overdue amounts shall be the maximum rate pern1itted by applicable law.

     2.7 Net Lease. This Lease is what is commonly called a "triple net lease," it being understood that Landlord shall receive the Fixed Monthly Rent free and clear of any and all Taxes, other Additional Rent, liens, charges, liabilities or expenses of any nature whatsoever incurred in connection with the ownership and operation of the Premises.

                          ARTICLE 3
                     USE OF THE PREMISES

     3.1 Use of the Premises. Tenant shall use the Premises solely for the Permitted Uses or any other lawful purpose; provided, however, that any such use shall be subject to all matters of record and shall not diminish the value of the Premises or violate any existing exclusive uses then in effect with respect to the Premises.

     3.2 Condition of Premises. Subject to the due diligence periods and contingency periods "provided in this Lease, except as otherwise provided in this Lease including, but not limited to, Article 15 hereof, Tenant accepts the Premises in its "as is" condition and acknowledges that Landlord makes no warranty with respect to the Premises.

     3.3  Compliance With Law.

     3.3.1 Tenant shall, at Tenant's sole expense, comply in all material respects with all applicable laws, ordinances, orders, rules, or regulations of any governmental authorities and with any directive of any public officer which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupation thereof or signage thereon, including, without limitation, any governmental law or statute, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect relating to the environment, health or safety.

     3.3.2 Tenant shall not use or penT1it the Premises to be used in any manner which will result in waste, reasonable wear and tear and casualty damage (to the extent not required to be repaired or restored by Tenant pursuant to this Lease) excepted, or the creation of a nuisance, and Tenant shall maintain the Premises free of any objectionable noises, odors, or disturbances.

     3.4    Environmental  Compliance.  Excepting  acts   or
omissions of Landlord or its


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agents,  for which Tenant shall have no liabilities,  Tenant acknowledges the following:

     3.4.1 Tenant shall, at its sole cost and expense at all times during the Term, comply in all respects with the Environmental Laws (as defined below) in its use and operation of the Premises.

     3.4.2 Tenant shall not use the Premises for the purpose of storing Hazardous Materials (as defined below), except those Hazardous Materials commonly used in the type of business being conducted by Tenant on the Premises and provided such use and storage is in full compliance with the Environmental Laws and other applicable law, and shall not cause the release of any Hazardous Materials.

     3.4.3 Tenant shall notify Landlord promptly and in reasonable detail in the event that Tenant becomes aware of or suspects (i) the presence of any Hazardous Materials on the Premises (other than any Permitted Hazardous Materials, as defined below), or (ii) a violation of the Environmental laws on the Premises.

     3.4.4 If tenant uses or permits the Premises to be used so as to subject Tenant, Landlord or any occupant of the Premises to a claim of violation of the Environmental Laws (unless contested in good faith by appropriate proceedings), Tenant shall, at its sole cost and expense, immediately cease or cause cessation of such use or operations and shall remedy and fully cure any conditions arising therefrom.

     3.4.5      At  its sole cost and expense, Tenant  shall
(i) immediately pay, when due, the cost of compliance with the Environmental Laws within the Premises required as a result of any acts or omissions of Tenant, or as otherwise required by this Lease, and (ii) keep the Premises free of any liens imposed pursuant to the Environmental Laws. Tenant shall, at all times, use, handle and dispose of any Permitted Hazardous Material in a commercially reasonable manner and in compliance with the Environmental Laws and applicable industry standards. Tenant shall cooperate with Landlord in any program between Landlord and any governmental entity for proper disposal and/or recovery of any Permitted Hazardous Material.

     3.4.6 Tenant shall indemnify, save and hold Landlord harmless from and against any claim, liability, loss, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any violation of the covenants of Tenant contained in this Section by Tenant, or out of any violation of the Environmental Laws by Tenant, its owners, employees, agents, contractors, customers, guests and invitees, which indemnity obligation shall survive the expiration or termination of this Lease.


     3.4.7 In the event that Tenant fails to comply with the any of the foregoing requirements of this Section, after the expiration of the cure period permitted under the Environmental Laws, if any, Landlord may, but shall not be obligated to (i) elect that such failure constitutes a default under this Lease; and/or (ii) take any and all actions, at Tenant's sole cost and expense, that Landlord deems necessary or desirable to cure any such noncompliance. Tenant shall reimburse Landlord for any costs incurred by Landlord in exercising its options

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under this subsection within five (5) days after receipt  of a bill therefor .

     3.4.8 Landlord shall indemnify, save and hold Tenant harn1less from and against any claim, liability, loss, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or in any way relating to any violation of the Environmental Laws by or the existence or presence of Hazardous Materials on the Premises due to the acts or omissions of Landlord, its owners, employees, agents, contractors, invitees or representatives, which indemnity obligation shall survive the expiration or termination of this Lease.

     3.4.9 Landlord acknowledges and covenants that in the event that through no fault of Tenant, Tenant's use, occupancy and enjoyment of the Premises ("Occupancy") shall be materially interfered with by reason of the existence or remediation of any Hazardous Materials for a period of two
(2) years or more, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord of its election to do so, whereupon this Lease shall automatically terminate and end effective as of the date of such notice and neither party shall have any further obligations hereunder; PROVIDED, HOWEVER, Landlord may nullify Tenant's notice of tern1ination if at the time such notice is given Landlord shall be diligently prosecuting the rectification of such Hazardous Materials interference and thereafter completes the rectification in accordance with all applicable governmental laws, codes, regulations and requirements within one (1) year after the date of Tenant's termination notice, whereupon this Lease shall continue in full force and effect in accordance with its terms. During any time period where Tenant's Occupancy is so interfered, Landlord and Tenant agree to work together and cooperate with one another to rectify and remediate any Hazardous Materials existing on the Premises and to recover any and all costs and expenses related thereto from the party responsible for such Hazardous Materials.

     3.4.10 The provisions of this Section shall survive the expiration or tern1ination of the Lease Term.

     Capitalized  terms  used  in  this  Section   and   not
otherwise defined herein shall have the following meanings.

               "Hazardous Materials" means any of the following as defined by the Environmental Laws: solid wastes; medical or nuclear waste or materials; toxic or hazardous substances; natural gas, liquefied natural gas or synthetic fuel gas; petroleum products or derivatives, wastes or contaminants (including, without limitation, polychlorinated biphenyls); paint containing lead; urea-foffi1aldehyde foam insulation; asbestos (including, without limitation, fibers and friable asbestos); explosives; discharges of sewage or effluent; and any other substance, gas or other material regulated by federal, state, local or
          other    governmental   laws,    ordinances,    or
          restrictions.

               "Environmental Laws" means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including all requirements imposed by any law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory , or administrative

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          agency, board, or authority, which relate  to  (i)
          noise; (ii) pollution or protection of the air, surface water, ground water, or land; (iii) solid, gaseous, or liquid waste generation, treatment,
          storage,   disposal,   or   transportation;   (iv)
          exposure to Hazardous Materials; or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage o f Hazardous Materials.

               "Permitted Hazardous Material" means any Hazardous Materials which are necessary and commercially reasonable for the provision of any good or service related to the Pem1itted Uses, provided the use and storage thereof is in full compliance with the Environmental Laws and other applicable laws.

          3.5 Permits and Licenses. After Tenant's acceptance of Landlord's delivery of the Premises, Tenant shall be solely responsible to apply for and secure any building permit or pem1ission of any duly constituted authority for the purpose of doing any of the things which Tenant is required or permitted to do under the provisions of this Lease.

                          ARTICLE 4
                     TAXES AND UTILITIES

          4.1 Payment of Taxes. Tenant shall pay the Taxes (as defined in the following Section) applicable to the Premises during the Lease Term. Landlord shall provide Tenant with copies of any tax bills applicable to the Premises promptly after receipt of such bills. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Tenant shall promptly furnish Landlord with satisfactory evidence that such Taxes have been paid. If any such Taxes paid by Tenant shall cover any period of time prior to, or after the expiration of, the Lease Term, Landlord shall reimburse Tenant to the extent required. If Tenant shall fail to pay any such Taxes, Landlord shall have the right (but not the obligation) to pay the same, in which case Tenant shall repay such amount plus any penalties and interest resulting therefrom to Landlord within five (5) days after receipt of a bill therefor.

          4.2 Definition of "Taxes"." As used herein, the term "Taxes" shall include:

          4.2.1 any form of real estate tax or assessment, special taxes and assessments, ad valorem tax or gross receipts tax imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, on, against or with respect to the Premises, this Lease, any legal or equitable interest of Landlord or any superior landlord in the Premises, or in the real property of which the Premises are a part, Landlord's right to rent or other income therefrom and Landlord's business of leasing the Premises;


          4.2.2 any tax, fee, levy, assessment, penalty, interest or other charge (i) in substitution


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     of,   partially  or  totally,  any  tax,  fee,   levy),
     assessment or charge hereinabove included within this definition of Taxes, or (ii) any tax or increase in any tax which is imposed as a result of a transfer, either
     partial  or  total,  of  Landlord's  interest  in   the
     Premises to Tenant, or (iii) ally tax or increase in tax which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof; and

          4.2.3 all inspection fees, taxes, bonds, permits, certificates, assessments and sales, use, property or other taxes, fees or tolls of any nature w 1atsoever (together with any related interest or penalties) now or hereafter imposed against Landlord or Tenant by any federal, state, county or local governmental authority upon or with respect to the Premises, or the use thereof, or upon the possession, leasing, use, operation or other disposition thereof, or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease; and

          4.2.4 all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained fn the Premises or elsewhere, which Tenant shall cause to be separately assessed and billed directly to Tenant.

     Tenant shall pay when due, and indemnify and hold Landlord harmless from and against, any Taxes. Notwithstanding the foregoing, the term "Taxes" shall not include any general income taxes, inheritance taxes, and estate taxes imposed upon Landlord.

          4.3  Tenant's Right to Contest Taxes.

          4.3.1 Tenant shall have the right, at its sole cost and expense, to contest the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on r maintained by Tenant after the time limit for the payment of any Taxes unless Tenant shall (i) pay the amount involved under protest; (ii) procure and maintain a stay of all proceedings to enforce any collection of any Taxes, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) deposit with Landlord, as security for the performance by Tenant of its obligations hereunder with respect to such Taxes, 120% of such contested amount or such other reasonable security as may be reasonably demanded by Landlord to insure payment of such contested Taxes and all penalties, interest, costs and expenses which may ac rue during the period of the contest. Upon the termination of any such proceedings, Tenant s all pay the amount of such Taxes or part thereof, as finally determined in such proceedings, together with any costs, fees (including all reasonable attorneys' fees and expenses), penalties or other liabilities in connection therewith; provided, however, that if Tenant has deposited cash or cash equivalents with Landlord as security under clause (iii) above, then, so long as no default exists under this Lease, Landlord shall arrange to pay such Taxes (or part thereof) together with the applicable costs, fees and liabilities as described above out of such cash or cash equivalents and return any unused balance, if any, to Tenant. Otherwise, Landlord shall return t Tenant all amounts, if any, held by or on behalf of Landlord which were deposited by Tenant in accordance with such clause (iii). In the event enforcement proceedings are commenced with respect to any unpaid Taxes during a contest by Tenant, Landlord shall have the right to pay all amounts which are subject to such


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enforcement proceedings and Tenant shall reimburse  Landlord for  such  amounts  within five (5) days  after  receipt  of
written   demand  therefor  from  Landlord.   Tenant   shall
indemnify and hold harmless Landlord from any increase in Taxes re tilting from Tenant's exercise of its right to contest Taxes.

          4.3.2 Tenant shall have the right, at its cost and expense, to seek a reduction in the valuation of the Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not in default hereunder, Tenant shall be authorized to retain any tax refund of any tax paid by Tenant.

          4.3.3 Landlord agrees that whenever Landlord's cooperation is required in any proceeding brought by Tenant to contest any tax, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord. Tenant shall pay, indemnify and save Landlord harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil liability or the risk of any criminal liability, and Tenant shall give such reasonable indemnity or security to Landlord as may reasonably be demanded by Landlord to insure compliance with the foregoing provisions of this Section.

          4.4 Payment of Utilities. Tenant shall ay to the utility companies or other parties entitled to payment the cost of all water, heat, air conditioning, gas, electricity, telephone, and other utilities and services provided to or for t e Premises, including, without limitation, connection fees (unless provided for on Exhibit "F" and taxes thereon.

                          ARTICLE 5
               INSURANCE AND IND MNIFICA TION

          5.1 Tenant's Insurance. From and after taking possession of the Premises, Tenant shall carry and maintain, at its sole cost and expense, the following types and amounts of Insurance:


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Insurance Type             Amount of Coverage          Risks Covered

Commercial General     $1,000,000 per occurrence    and personal injury,
                                                    bodily injury,

Liability              $2,000,000 in the aggregate  property damage and
                                                    contractual liability
Property Damage        full replacement value       "all risk", including
(including earthquake                               sprinkler damage
and flood if required
by Landlord)

Business Interruption  not less than 12             loss of earnings by at
                       installments of              least the perils of fire
                       Fixed Monthly Rent           and lightning, extended
                                                    coverage, vandalism,
                                                    malicious mischief and
                                                    sprinkler leakage



Worker's compensation as required by law

Boiler and Machinery  in an amount  reasonably
                      acceptable to Landlord

          5.2  Policy Form.

          5.2.1 Tenant shall obtain all policies of insurance required by Section 5.1 from insurance companies reasonably acceptable to Landlord which are qualified and admitted to-do business in the jurisdiction where the Premises are situated. All such policies shall be issued in the names of Landlord and Tenant, and, if request d by Landlord, any mortgagee or beneficiary of Landlord or such other parties as required unde any matter of record, as additional insureds. In addition, all such policies providing coverage r physical damage shall include loss payee and mortgagee endorsement in favor of Landlord and
     Landlord's mortgagee or beneficiary, respectively and as applicable. The Tenant shall use copies of such policies of insurance or originally executed certificates thereof to be de1ive ed to Landlord prior to Landlord's execution of this Lease, and not less than thirty (30) days prior to any renewal thereof. As often as any such policy shall expire or terminate, Tenant shall procure and maintain renewal or additional policies with like terms. None of such policies shall contain any co-insurance requirements and all such policies shall provide for written notice to landlord and any mortgagee or beneficiary of Landlord not less than thirty (30) days prior to any notification, cancellation, lapse, or reduction in the amounts of insurance, and shall further provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or art of the payment of such loss. All general liability, property damage, and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage which Landlord may carry. The insurance limits set forth in this Article 5 are subject to such reasonable increases as requested by Landlord, provided that Landlord shall have no right to request such an increase more than once every ten (10) years.


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          5.2.2       Tenant's  obligations  to  carry   the
     insurance provided for above may be brought within  the
     coverage  of  an  "umbrella"  policy  or  policies   of
     insurance carried and maintained by Tenant; provided, however, that such policy or policies shall (i) have limits of not less than $5,000,000, (ii) name Landlord
     and   any  mortgage  or  beneficiary  of  Landlord   as
     additional insureds as their interests may appear,  and
     (iii) provide that the coverage afforded Landlord will not be reduced or diminished by reason of the use such blanket policies. Tenant agrees to permit Landlord at
     all  reasonable  times  to  inspect  any  policies   of
     insurance of Tenant which Tenant has not delivered to Landlord. .

          5.3 Subrogation- Waiver. Landlord (for itself and its insurer) hereby waives any rights, including rights of subrogation, and Tenant (or itself and its insurer) hereby waives any rights, including rights of subrogation, each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, to their respective property, the Premises or its contents that are caused by or result from risks insured against under any insurance policies required to be carried by the parties under this Lease or carried by the parties hereto and in force at the time of any such damage. he foregoing waivers of subrogation shall be operative only so long as available in the jurisdiction where the Premises are located and so long as no policy of insurance is invalidated thereby.

          5.4 Payment of Insurance. In the event that Tenant shall fail to obtain the insurance policies required hereunder or to pay the premium due for the insurance policies required hereby, Landlord shall have the right, but not the obligation, to pay the same in which case Tenant shall repay such amount plus any penalties or additional amounts resulting therefrom to Landlord within five (5) days after receipt of a bill therefor.

          5.5 Insurance Use Restrictions. Tenant hall not carry any stock or goods or do anything in, on, or about the Premises which will substantially increase the insurance rates upon the building of which the Premises are a part.

          5.6  Indemnification.

          5.6.1 Subject to Subsection 5.6.3 below, Tenant shall indemnify Landlord for, defend Landlord against, and save Landlord harmless from any liability, loss, cost, injury, damage or other expense or risk whatsoever, including reason le attorneys' fees, that may occur or be claimed by or with respect to any person(s) or property on or about the Premises and resulting directly or indirectly from:

          (a) the use, occupancy, possession, operation, maintenance or management of the Premises by Tenant or other persons claiming through or under Tenant, or their respective agents, employees, licensees invitees, guests or other such persons;

          (b) any work or thing done by Tenant, its employees, agents or licensees, in respect of construction of, in or to the Premises or any part of the improvements now or hereafter constructed on the Premises ( there than work by Landlord);


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          (c)  the    condition,   including   environmental
               conditions (unless such conditions were pre-existing or caused by a party other than Tenant), of the Premises or any part thereof;

          (d) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees

          (e) any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof including any sidewalk adjacent thereto.

          5.6.2     [Intentionally Omitted]

          5.6.3 Landlord shall indemnify and save Tenant harmless from and against any and all claims, demands, actions, damages, liability and expense, including reasonable attorneys' fees, in connection with the loss, damage, or injury to person or property whether for injuries to persons or loss of life, or damage to property, arising in connection with the negligence or intentional misconduct of the Landlord, Landlord's agents, employees, or contractors.





                          ARTICLE 6
                   MAINTENANCE AND REPAIRS

          6.1  Tenant's Obligations.

          6.1.1 Tenant shall, at its sole cost and expense, maintain in good repair, order, and serviceable condition the Premises and every part thereof, including, without limitation, every part of the interior and exterior portions of the Building, including its roof, walls, all windows, doors, storefronts, plate glass, interior walls, and structural elements thereof and all painting thereof; all plumbing, ventilation, heating, air conditioning, and electrical systems and equipment in, on, or exclusively serving the Premises; and all exterior improvements including, without limitation, landscaping, light poles, signage and parking lot areas which are part of the Premises. Tenant shall be obligated to make replacements at the Premises when reasonably necessary and such replacements shall be, to the extent reasonably practicable, with materials of a quality comparable to those initially installed. Subject to Landlord's satisfaction of the conditions set forth in Section 6.2.1, Tenant shall not make any claim or demand upon or bring any action against Landlord for any loss, cost, injury, damage r expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof.


          6.2 Landlord's Obligations. Excepting Landlord's duties and obligations under Article 15 hereof,
     Landlord shall have no obligation to repair and maintain the Premises, nor any improvements or equipment thereon, whether interior or exterior, structural or nonstructural, ordinary or extraordinary. Except as otherwise provided in this Lease, Tenant expressly waives

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the benefit of any statute or law now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition, and repair, or the right to repair and offset the cost related thereto against rent.

          6.2.1. Landlord shall obtain in the name of Tenant and Landlord warranties, to the extent available, on all materials, fixtures, and equipment incorporated in or on the Premises (the "Warranties"). Further, in the event Tenant is not deemed a third-party beneficiary or a direct assignee of the contract(s) Landlord enters into with its contractors ("Landlord's Contractor's") in connection with Landlord's Work, Landlord shall take such action as may be reasonably necessary to enable Tenant to make any demand upon or claim upon or bring any action against Landlord's Contractors (i) for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof or (ii) to enforce the Warranties.

          6.3 Landlord' s Rights. If Tenant refuses or neglects to make repairs or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, without prejudice to any other remedy Landlord may have hereunder, upon giving Tenant ten
     (10) days prior written notice, Landlord shall have the right to enter the Premises and perform such maintenance or make such repairs on behalf of and for the account of Tenant. In the event Landlord so elects, Tenant shall pay the cost of such repairs, maintenance, or replacements within five (5) days following receipt of a bill therefor. Tenant agrees to permit Landlord or its agent to enter the Premises, upon reasonable notice to Tenant and in the presence of Tenant's store manager during nom1al business hours, for the purpose of inspecting the Premises. Provided Landlord uses its best efforts to notify Tenant, Landlord shall have the right to enter the Premises in the event of an emergency.
                          ARTICLE 7
                         ALTERATIONS

          7 .1 Consent to Alterations. Tenant may make any interior non-structural alterations, replacements, additions, changes and improvements to the Premises that Tenant, in its sole discretion, deems advisable. Subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, Tenant may, at its sole cost and expense, make any alterations, replacements, additions, changes, and improvements (collectively referred to in this Article as " Alterations") to the Premises, other than interior non-structural Alterations, as it may find necessary or convenient for its purposes, together with copies of all architectural plans and specifications relating to any such Alteration. Notwithstanding the foregoing,
     Landlord's consent with respect to any structural Alterations to the Premises, including the foundations, structural walls, roof, roof membrane, utilities and/or building systems, may be conditioned upon Tenant's removing any such Alterations upon the expiration or termination of the Lease Term and restoring the Premises to the condition which existed on the date
     Tenant took possession, subject to normal wear and tear.

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          7.2  Removal of Alterations. Except a set forth in
     Subsection 7.2.1 below, all Alterations made on the Premises shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with the Premises.


          7.2.1 All signs, furnishings, trade fixtures, inventory , equipment and other removable property, including but not limited to Tenant's Trade Fixtures, as listed on Exhibit "F" attached hereto, installed in or on the Premises by Tenant, shall remain the personal property of Tenant, shall not be subject to any Landlord's lien or lien or security interest against the property of Landlord, and shall be removed by Tenant not later than fifteen (15) days after the termination or expiration of this Lease, provided that Tenant shall repair any damage caused by removal of its personal property or vault or which is structural in nature. If, however, any such personal property of Tenant is not removed on or before the fifteenth (l5th) day following the termination of this Lease, Landlord shall provide written notice to Tenant and if such property is not removed within ten (10) days of receipt of such notice such property, Landlord may remove and store such property at Tenant's cost and expense.

          7.3 Alterations Required by Law. Subsequent to Tenant's acceptance of Landlord's delivery of the Premises, Tenant shall, at its sole cost and expense, make any Alteration, structural or otherwise, to or on the Premises, or any part thereof, which may be necessary or required by reason of any law, rule, regulation, or order promulgated by competent government authority.

          7.4   General  Conditions Relating to Alterations.
     Any Alteration shall be subject to the following conditions:

          7.4.1 No Alteration shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

          7.4.2     [Intentionally Omitted]

          7.4.3 Any Alteration shall be made promptly and in a good workmanlike manner, by properly qualified and licensed personnel, and in compliance with all applicable permits and authorizations and building and zoning laws and all laws, and in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Premises.

          7.4.4      No  Alteration shall tie-in or connect,
     the Premises or any improvements thereon with any property outside the Premises without the prior written consent of Landlord.

          7.4.5 No Alteration shall reduce the value of the Premises or impair the structural integrity of any building comprising a part of the Premises.

          7.4.6     [Intentionally Omitted]

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          7.5   Liens  In  connection  with  Alterations  or
     otherwise,   Tenant  shall  do  all  things  reasonably
     necessary to prevent the filing of any liens or encumbrances against the Premises, or any part thereof, or upon any interest of Landlord or any mortgagee or beneficiary under a deed of trust or any ground or underlying lessor in any portion of the Premises, by reason of labor, services or materials supplied or claimed to have be n supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien or encumbrance shall at any time be filed against all or any portion of the
     Premises,  Tenant  shall  either  cause  same   to   be
     discharged of record within twenty (20) days after the date of filing of same or Tenant's receipt of written notice from Landlord or, if Tenant in good faith determines that such lien should be contested, Tenant shall either (i) bond over such lien in accordance with applicable law in an amount sufficient to remove the subject liens as a matter of record, or (ii) furnish
     such  security  as  Landlord  shall  determine  to   be
     necessary and/or required to prevent any foreclosure proceedings against all or any portion of the Premises during the pendency of such contest. If Tenant shall fail to discharge or bond over such lien or encumbrance or fail to furnish such security within such period, then, in addition to any other right or remedy of
     Landlord   resulting  from  said  default  of   Tenant,
     Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is or may be prescribed by law, and Tenant agrees to reimburse Landlord within five (5) days after demand for all costs, expenses, and other sums of money spent in connection therewith.

          7.6. Signs. Tenant shall have the right to install and maintain a sign or signs on all fascia of the Premises. In addition, Tenant shall have the right to install a sign on the rear of the Premises. Tenant shall also have the right to install one concrete base monument sign, to be approximately four feet by seven feet in size, in he area generally shown on the Site Plan attached hereto as Exhibit "B". All such signs shall comply with all requirements of (i) appropriate governmental authorities; and (ii) agreements or restrictions of record (or disclosed to Tenant before its execution of this Lease) running with the Premises. All necessary permits, licenses or approvals required by agreements or restrictions identified in item (ii) of the previous sentence shall be obtained by Tenant. Tenant shall maintain its signs in good condition and repair at all times, and shall save the Landlord harmless from injury to person or property arising from the erection and maintenance of said signs. Upon vacating the Premises, Tenant shall remove all signs from the Building and the monument and repair all damage caused by such removal including restoring areas occupied by the Signs to the extent reasonably practicable to the condition existing prior to such removal. Landlord covenants and warrants that it has approved Tenant's signs and the Sign Drawings attached hereto as Exhibit "D" prior to or simultaneously with its execution of this Lease.

                          ARTICLE 8
         DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD

          8.1 Obligation to Rebuild. If any portion of the Premises is damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord. Tenant shall

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     promptly  obtain an estimate from a licensed  architect
     or contractor of the cost to complete such repair, restoration, rebuilding or replacement, and tenant shall, at its sole cost and expense, promptly repair, restore, rebuild or replace the damaged or destroyed improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for such changes in design or materials as may then be required by law. In such event, Landlord shall, to the extent and at the times the proceeds of the insurance are made available to Landlord, and only so long as Tenant shall not be in default under this Lease, reimburse Tenant for the costs of making such repairs, restoration, rebuilding and replacements as they are completed, but not more often than once each month, upon receipt of a written request therefor, which request shall be accompanied by a certification from Tenant's architect certifying as to completion of the work for which reimbursement is being requested. To the extent, if any, that the proceeds of insurance made available by Landlord are insufficient to pay the
     entire   cost  of  making  such  repairs,  restoration,
     rebuilding and replacements, Tenant shall pay the remainder. Any surplus of insurance proceeds over the cost of restoration, net of all reasonable expenses
     incurred   by   Landlord   in   connection   with   the
     administration thereof, shall be promptly paid over to Landlord. Tenant hereby waives any statutory right relating to casualties, it being understood and agreed by the parties that the provisions of this Article 8 shall govern and control in all events.

          8.1.1 Notwithstanding the foregoing, in the event Tenant is unable to obtain any necessary governmental approvals, authorizations or permits, despite Tenant's diligent pursuit of same, three hundred sixty (360) calendar days from the date of such fire or casualty (such period not to include unreasonable delays caused b Tenant), Tenant shall have the option to terminate this Lease. In the event Tenant elects to so terminate, Tenant shall pay to Landlord the difference, if any, between the insurance proceeds received by Landlord and the unamortized portion of the Premises Cost.

          8.2. Casualty During Last Eighteen 18 months. Notwithstanding anything to the contrary in this
     Article 8, if the Premises is damaged or destroyed by fire or other casualty during the last eighteen (18) months of the Initial Term or the then-running Renewal Term such that twenty-five percent (25%) or more of the Premises are rendered unuseable by Tenant, Tenant may elect not to rebuild and to terminate this Lease; provided that Landlord shall receive insurance proceeds in the full amount of the casualty loss and the difference, if any, between the insurance proceeds received by Landlord and the unamortized portion of the Premises Cost.

          8.3  Intentionally Omitted.

          8.4 Insurance Proceeds. Notwithstanding anything to the contrary contained herein, any reference to casualty insurance and/or insurance proceeds shall mean insurance payable with respect to the Building on the Premises. Any insurance with respect to Tenant's Trade Fixtures or other personal property of Tenant shall be and remain, the property of Tenant, notwithstanding anything to the contrary herein.

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                          ARTICLE 9
                       EMINENT DOMAIN

          9.1 Total Taking. If the entire Premises are taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and upon Tenant's payment to Landlord of all rents accruing through such date, Landlord and Tenant shall each thereafter be released from any further liability accrued under this Lease. In the event that Tenant shall have paid any rent for any period beyond the date of such taking, Landlord shall reimburse same, pro rata. .
          9.2   Partial Taking. In the event that  (i)  more
     than 25% of the Gross Leasable Area of the Premises, including the parking area serving he Premises, is taken under the power of eminent domain by any public or quasi-public authority, (ii) by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not one undivided parcel of property, or (iii) as a result of any taking, regardless of the amount so taken, the remainder of the premises is rendered unsuitable for the continued operation of Tenant's business, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Premise, by giving the other notice of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that the Premises have been so appropriated or taken. Landlord agrees immediately after learning of any appropriation or taking to give to Tenant notice in writing thereof. In the event of such termination, upon tenant's payment to Landlord of all rents accruing through such date, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. If both parties elect not to terminate this lease, Tenant shall remain in that portion of the Premises not s taken and Tenant, at Tenant's sole cost and expense, shall restore the remaining portion f the Premises as soon as possible to a complete unit of like quality and character as existed prior to such taking. Landlord agrees to reimburse Tenant for the cost of restoration, but in o event shall Landlord's obligation to reimburse Tenant for the cost of restoring the remaining portion of the Premises exceed the amount of award of compensation that Landlord receives for a partial taking of that portion of the Premises resulting in the need for restoration. So long as this Lease is not terminated in the manner provided above, there shall be an equitable adjustment of the rent payable by Tenant hereunder by reason of such partial taking. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the premises under the power of eminent domain.

          9.3 Distribution of Award. The entire award or compensation in such eminent domain proceeding, whether for a total or partial taking or for diminution in the value of the leasehold or for the fee, shall be distributed to Landlord; provided however, that Tenant may apply for award of the value of Tenant's Trade fixtures or other personal property, loss of income, relocation costs, improvements and the value of the leasehold interest created hereby, according to the law in effect in the jurisdiction where the Premises are located, so long as such award does not diminish the value of Landlord's award. In the event that a separate award is not made to Tenant, Tenant shall be entitled to share in any award made to Landlord, as long as Landlord first receives the fair market value of the real property upon which the Premises are located plus the unauthorized Premises Cost.

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                          ARTICLE  10
                  ASSIGNMENT AND SUBLETTING

          10.1      Right of Assignment and Subletting.

          10.1.1 Tenant shall have the free right to assign this Lease or sublet the Premises provided
     Tenant remains liable under this Lease and provided that the proposed assignee's intended use does not violate any protected, exclusive or restricted uses then in effect with respect to the Premises. Notwithstanding the foregoing, Tenant shall not mortgage, pledge or hypothocate this Lease or Tenant's interest in and to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

          10.1.2 Any permitted assignee, subtenant, transferee, licensee, concessioner, or mortgagee shall be bound by, and shall assume and perform all of the terms, covenants, and conditions of this Lease from and after the date of any such transfer.

          10.2 No Release of Tenant. No assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. In the event of default by any assignee of Tenant, or any successor Tenant, in the performance of any of the terms hereof, Landlord may, subject to Landlord's duty to mitigate and take all reasonable efforts to relet the Premises, proceed directly against Tenant without the necessity of exhausting remedies against such assignee.
                         ARTICLE 11
                      DEFAULT; REMEDIES

          11.1       Default. The occurrence  of  anyone  or
     more of the following events shall constitute a default by Tenant under this Lease:

          11.1.1    [Intentionally Omitted]

          11.1.2 The failure by Tenant to make any payment of Fixed Monthly Rent, Additional Rent or any other payment required to be made by tenant hereunder, where after written notice thereof from Landlord to Tenant, such failure shall continue for a period of ten ( 10) days.

          11.1.3     Except  as otherwise provided  in  this
     Lease, the failure by Tenant to observe or perform  any
     of   the   non-monetary   covenants,   conditions,   or
     provisions of this Lease to be

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     observed  or  performed by Tenant, where  such  failure
     shall  continue for a period of thirty (30) days  after
     written   notice  thereof  from  Landlord  to   Tenant;
     provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such
     cure   within   said  30-day  period   and   thereafter
     diligently prosecutes such cure to completion and, in any event, completes the cure within ninety (90) days.

          11.1.4 Institution by or against Tenant of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding involving the creditors of Tenant, which, if instituted against Tenant, is not dismissed within sixty (60) days after the commencement thereof.

          11.1.5 The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceeding or the commencement of any other judicial process upon or with respect to all or substantially all of the assets of Tenant, or the Premises.

          11.1.6    [Intentionally Omitted]

          11.1.7 Bankruptcy, dissolution, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Tenant. In the event of bankruptcy by Tenant, this Lease will be governed in accordance with the determinations of the Bankruptcy Court.

          11.1.8 Any statement, representation or information made or furnished by or on behalf of Tenant to Landlord in connection with or to induce Landlord to enter into this Lease which is proved to be materially false or misleading when made or furnished.

          11.2 Remedies. Upon the occurrence of a default by Tenant pursuant to the foregoing Subsection or otherwise under this Lease, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

          11.2.1 Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages permitted by applicable law.

          11.2.2 Maintain Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder. Notwithstanding the foregoing, the Landlord shall use reasonable efforts to mitigate its damages to the extent required by law.

          11.2.3 If Tenant, after taking possession of the Premises, defaults under this Lease, Tenant shall pay Landlord Fixed Monthly Rent until such time as Landlord relets the Premises, so long as Landlord makes all reasonable efforts to mitigate its damage and relet the Premises.

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     Further,  from  the date Landlord relets  the  Premises
     until the expiration of the Term, or the then running renewal term, Tenant shall pay Landlord the present value, if any, of the difference between the then current fair market rental amount for the Premises (provided such reletting is a commercially reasonable "arms-length" transaction, otherwise the fair rental value of the Premises) and the Fixed Monthly Rent. Present value shall be calculated based on the discount rate of the Federal Reserve Branch serving the area in which the Premises is located plus one percent.

          11.2.4 Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the jurisdiction where the Premises are located.

          11.2.5. Recover from Tenant, as an element of its damages, the cost of reletting the Premises, including, but not limited to, reasonable brokerage fees, attorneys' fees, retrofit costs and other expenses of mitigation.

          11.3 Cumulative Remedies. Except as specifically provided herein to the contrary, no remedy or election, hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies provided in this Article or otherwise available at law or in equity.


                         ARTICLE 12
     REPRESENTATIONS AND WARRANTIES; FINANCIAL REPORTING

          12.1        Representations  and  Warranties.   To
     induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord as follows:

          12.1.1     This Lease is an enforceable obligation
     of Tenant.

          12.1.2 Tenant is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as such term are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder).

          12.1.3 The financial statements of Tenant delivered to Landlord are true and correct in all material respect, have been prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

          12.1.4 There are no actions, suits or proceedings pending, or to the best of Tenant's knowledge, threaten d, against or affecting it or the Premises which, if adversely determined, would materially impair the ability of Tenant to satisfy their obligations under or relating to this Lease.

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          12.1.5     Tenant  is  not in  default  under  any
     obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement, which, either individually or in the aggregate, would adversely affect the financial condition of Tenant, or the ability of Tenant to perform its obligations hereunder, or comply with the terms of this Lease.

          12.2 Financial Statements. Tenant has furnished certain financial statements to Landlord, which statements completely and accurately present the financial condition of Tenant on the dates thereof. There has been no material adverse change in business, property or condition of Tenant since the date of such financial statements. Tenant is not insolvent within the meaning of Section 548(a)(2)(B) of the United States Bankruptcy Code or any other federal or state law using or defining such term, and will not be rendered insolvent by the transactions contemplated by this Lease.
                         ARTICLE 13
                   [Intentionally Omitted)

                         ARTICLE 14
            DUE DILIGENCE AND CONDITIONS PRECEDENT

          14.1 Due Diligence. Landlord and Tenant shall work together to obtain and review the title commitment relating to the Premises, including all recorded documents set forth therein, and the survey, and to perform all necessary tests, inspections, surveys and studies of the Premises (the "Due Diligence Materials") prior to the expiration of the Feasibility Period and in accordance with the Earnest Money Contract. Tenant shall have the right, in its sole and absolute discretion, to terminate this Lease for any reason relating to the Due Diligence Materials by providing Landlord with notice in writing prior to the expiration of the Feasibility Period, in which event this Lease shall terminate and be null and void and of no further force and effect; provided, however, that Tenant shall have no right to terminate this Lease in accordance with this Section 14.1 after the Feasibility Period. In no event shall Landlord terminate the Earnest Money Contract as a result of any of the Due Diligence Materials without the prior written consent of Tenant which Tenant may withhold in its sole and absolute discretion.

          14.2       Conditions  Precedent.  This  Lease  is
     contingent   upon  the  occurrence  of  the   following
     conditions ("Conditions Precedent"):

          14.2.1 Approval of the Site Plan, together with the Building and other improvements to be constructed on the Premises in accordance with the Plans and Specification, by Town Center Lakeside, LTD., the City of Sugar Land, Texas (the "City") and the New Construction

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     Committee  of  the  First  Colony  Community   Services
     Association, Inc. prior to the expiration of the Feasibility Period.

          14.2.2 Agreement on the form and content of the REA's for the Shared Driveway and the Kensington Driveway, and the form and content of an escrow agreement for the escrowing of shared costs relating thereto, prior to the expiration of the Feasibility Period to be executed by Landlord and Town Center Lakeside, Ltd. at the closing on the Earnest Money Contract. In no event shall Landlord execute the REA 's or an escrow agreement relating thereto without Tenant's prior written consent.

          14.2.3     The  Premises being zoned in  a  manner
     permitting Tenant to operate the Premises for the Permitted Uses.

          14.2.4 Obtaining from the necessary parties or utility providers prior to the expiration of the Feasibility Period appropriate assurances that sufficient utility capacity will be available to the Premises.


          14.2.5 Agreement on the form and content of an escrow agreement for the escrowing of funds necessary to construct certain improvements required by the City to the Premises and State Highway 6 in connection with the development or the Premises. In no event shall Landlord execute such an escrow agreement without Tenant's prior written consent.

     In the event the Conditions Precedent do not occur prior to the expiration of the Feasibility Period, Tenant shall have the right to terminate this Lease by providing Landlord written notice thereof; in which event this Lease shall be null and void and of no further force and effect.

                         ARTICLE 15
                        CONSTRUCTION

          15.1 Permits. Landlord shall use its diligent efforts to obtain all necessary governmental and quasi-governmental permits and approvals (collectively the "Permits") on or before the expiration of the
     Permitting Period. Once Landlord has secured all necessary Permits it shall provide Tenant with written notice (the "Permit Approval Notice"). In the event the Permits are not obtained such that the closing on the Earnest Money Contract does not occur, this Lease shall terminate and become null and void and of no further force and effect.


          15.2 Landlord's Work. After having obtained the Permits, Landlord shall construct the Premises and related improvements on the Premises Site on a turnkey basis at no cost to Tenant, in accordance with the Plans and Specifications attached hereto as Exhibit "C" and in accordance with the zoning, building, environmental, health an safety codes of the governmental units in which the Premises are situated ("Landlord's Work"). Landlord's Work shall be substantially completed, excepting Punchlist Items (as hereinafter defined), and possession of the completed Premises shall be delivered to Tenant for the commencement of Tenant's Work within the Construction Period, delays due to Force Majeure events excepted. Tenant shall be deemed to


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     have accepted the Premises provided Landlord's Work  is
     substantially complete, excepting Punchlist Items which Landlord shall be obligated to complete as set forth in
     Section 15.4, and provided further that Tenant is  able
     to   perform   Tenant's   Work   without   unreasonable
     interference by Landlord. Conditioned upon Tenant's providing Landlord reasonable assurance that Tenant's placement of a satellite dish on the roof of the Premises will not void applicable roof warranties, Tenant shall have the right to install on the roof or the Premises a satellite dish in accordance with plans and specifications set forth on Exhibit "C". Upon expiration or earlier tern1ination of this Lease,
     Tenant  shall  remove any satellite dish  and   related
     equipment installed on the roof of the Premises and repair any damage caused in connection therewith. .

          15.3 Delivery Date Notice. Landlord shall give Tenant written notice of the Delivery Date not less than ten (10) day's before the Delivery Date (the "Delivery Date Notice"). Upon receipt of Landlord's Delivery Date Notice, Tenant shall have access to the Premises for inspection and performance of Tenant's Work. In no event shall Tenant be required to accept delivery of the Premises unless and until all conditions to the occurrence of the Delivery Date have been satisfied

          15.4 Punchlist Work. Notwithstanding anything to the contrary in this Lease, within five (5) days after Landlord has provided Tenant with the Delivery Date Notice, Tenant and a representative of Landlord, at a mutually agreeable time, shall inspect the Premises and shall compile a list of items which have not been completed as required in Exhibit "C" (the "Punchlist Items"). Tenant shall have the right to supplement the list of Punchlist Items during the first forty-five (45) days following the Delivery Date. Landlord shall use reasonable efforts to complete the Punchlist Items by the Delivery Date or as soon as possible after Landlord's receipt of a supplemental list of Punchlist Items, as the case may be. In the event Landlord is unable to complete such Punchlist Items within thirty (30) days after the Delivery Date or within thirty (30) days after receipt of a supplemental list, Tenant shall have the right, but not the obligation, to complete such Punchlist Items at Landlord's cost and expense and to either request reimbursement from Landlord or to offset the cost thereof against rent. Upon Landlord's completion of all Punchlist Items, Landlord shall have no further obligation with respect to the construction of the Premises.

          15.5 Pre-Completion Acceptance. If the Delivery Date has not occurred within the Construction Period, Tenant shall have the right, but shall not be obligated, to accept delivery of the Premises, without relieving Landlord of any obligation to fully complete Landlord's Work. If Tenant accepts delivery of the Premises prior to the completion of Landlord's Work,
     Landlord shall complete Landlord's Work, including completing any Punchlist Items, as soon as possible, and in so doing shall not unreasonably interfere, and shall cause its contractors not to unreasonably interfere, with the fixturing, furnishing, equipping and stocking of the Premises by Tenant and its contractors. Notwithstanding the foregoing, once (i) Tenant has taken possession of the Premises and Landlord has completed Landlord's Work, (ii) all
     Punchlist Items have been completed, and (iii) all warranties have been assigned to Tenant, Landlord shall have no further construction obligations hereunder.

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          15.6      Failure to Deliver. Notwithstanding  any
     provision of this Lease to the contrary, if the Delivery Date has not occurred within thirty (30) days after the Construction Period (delays due to the occurrence of Force Majeure events excepted) (the "Cancellation Date"), Tenant shall have the right, in addition to and not in lieu of any and all other rights and remedies available at law or equity, to cancel this Lease by giving written notice to Landlord at any time thereafter but before the Delivery Date (the "Notice of Cancellation"). Tenant must provide its Notice of Cancellation to Landlord within thirty (30) days after the Cancellation Date. If Tenant fails to provide a Notice of Cancellation within such thirty (30) day period, Tenant shall be deemed to have waived its right to cancel pursuant to this section 15.6. If Tenant provides timely Notice of Cancellation, Tenant shall be relieved of all obligations hereunder and Tenant shall not be liable to Landlord in damages or otherwise.

          15.7 Liquidated Damages. In the event Landlord does not deliver the Premises to Tenant in the condition as herein required by the end of the Construction Period, Landlord shall pay to Tenant the sum of Two Hundred Dollars ($200.00), for each day between the last day of the Construction Period and the Delivery Date, or, if Tenant exercises its right to cancel for Landlord's failure to deliver, for each day between the last day of the Construction Period and Tenant's Notice of Cancellation (delays due to the occurrence of Force Majeure events excepted). If Landlord fails to pay Tenant as aforesaid, then Tenant shall have the right (without limiting any other right or remedy of Tenant) to deduct such amount from rent and other payments due Landlord. The liability of Landlord under this paragraph shall be in addition to all other claims which Tenant may have against Landlord. Landlord agrees that the amount provided for in this section constitutes a reasonable estimate of the damages that Tenant is likely to incur in the event of a breach by Landlord as herein provided, and shall not constitute a penalty.

                         ARTICLE 16
                     GENERAL PROVISIONS

          16.1       Quiet Enjoyment. Subject to  the  terms
     and conditions of this Lease, Tenant shall have the quiet and peaceful possession of the Premises.

          16.2 Definition of Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, without limitation, the Taxes, insurance premiums and other Additional Rent payable hereunder, shall be deemed to be "rent".

          16.3 Subordination. This Lease shall be subordinate to the lien of any superior lease, mortgage, deed of trust, or any other hypothecation or security now existing or hereafter placed upon the Premises, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof, and Tenant hereby agrees, upon request by Landlord, to execute and deliver to Landlord and its lender(s) a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Tenant prescribed by such lender(s) with respect to any such superior lease, mortgage, deed of trust, hypothecation, or security; provided, however, that no such instrument shall materially limit Tenant's rights or materially expand Tenant's obligations under this Lease. Such agreement shall be executed by

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     Tenant within thirty (30) days after receipt of written
     request from Landlord. Landlord agrees to obtain a non-disturbance and attornment agreement from the holder of
     any   mortgage  given  with  respect  to  the  Premises
     existing at the time of the execution of this Lease or the recording of a Memorandum Lease or at such other times as may be reasonably requested by Tenant.

          16.3.1 It is a condition, however, of the subordination provisions of Section 16.3 above that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant, providing in substance that (i) so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, Tenant's tenancy will not be disturbed nor this Lease affected by any default or foreclosure under such mortgage, and that the mortgagee agrees that this Lease shall remain in full force and effect even though Default in and foreclosure under the mortgage may occur; and (ii) such mortgagee shall permit insurance proceeds or condemnation awards, as the case may be, to be used for any restoration and repaid as required by the provisions of this Lease as set forth in Sections 8 and 9. The word "mortgage" as used herein means (i) any lease of land only or of land and buildings in a sale-lease-back transaction involving all or any part of the Premises, or (ii) any mortgage, deed of trust or other similar security instruments constituting a lien upon all or any part of the Premises, whether the same shall be in existence as of the date hereof or created hereafter, and any modifications, extensions, renewals and replacements thereof. "Mortgagee" as used herein means a party having the benefit of a Mortgage, whether as lessor, mortgagee, trustee or note- holder.

          16.3.2 No change in ownership of all or any portion of the Premises, or assignment of this Lease, or the rentals provided for herein, shall be binding upon Tenant for any purpose until after Tenant has been furnished with written notice from Landlord notifying Tenant of a change in ownership or assignment.

          16.3.3 In the event Tenant receives a written notice from any party claiming a collateral interest in this Lease or in the rentals hereunder and, by reason thereof, a present entitlement to collect the rentals under this Lease, Tenant shall have the right either
     (i) to pay such rentals to such party which payment shall satisfy any and all liabilities of Tenant to Landlord with respect to such payment without obligation on the part of Tenant to make further inquiry but subject to such party's providing to Tenant a copy of the instrument pursuant to which such party claims such entitlement and to such claim being plausible on the face of such instrument; or (ii) to withhold such rentals pending the determination by a court of competent jurisdiction of the entitlement thereto.

          16.4 Surrender of Premises. Except for changes resulting from eminent domain proceedings, at the expiration or sooner termination of the Lease Term, Tenant shall surrender the Premises in the same condition as the Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear and damage due to casualty (to the extent not required to be repaired or restored by Tenant under this Lease) excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall at such time remove all of Tenant's Trade Fixtures including, but not limited to, equipment, signs,

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     furnishings,  inventory, machinery, and other  personal
     property, as well as any alterations or improvements, and shall repair any damage to the Premises caused thereby. Any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's sole cost and expense, if not removed by Tenant after receipt of written notice from Landlord pursuant to Section 7.2.1. In the event Tenant shall fail to pay the cost of any such repair, Landlord may do so and Tenant shall reimburse Landlord for the amount thereof within five (5) days after receipt of a bill therefore. If Tenant shall so surrender the Premises, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so
     surrendering    the    Premises   including,    without
     limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this Covenant shall survive the expiration or other termination of the Lease Term.

          16.5 Estoppel Certificates. Each party (each a "Responding Party") shall at any time upon not less than ten (10) days prior written notice from the other party (each a "Requesting Party") execute, acknowledge, and deliver to the Requesting Party a statement in a form prescribed by Landlord and reasonably acceptable to Tenant certifying and acknowledging the following:
     (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Fixed Monthly Rent and other charges are paid in advance, if any; (ii) that there are not, to the Responding Party's knowledge, any uncured defaults on the part of the Requesting Party, or specifying such defaults if any are claimed; and
     (iii) any other information reasonably requested by the Requesting Party. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the Requesting Party.

          16.6       Severability.  The  invalidity  of  any
     provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

          16. 7 Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant and supersedes all prior agreements between them with respect to the Premises, whether written or oral.

          16.8 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by facsimile (provided a copy is immediately sent by one of the other methods of providing notice), personal delivery, certified mail, return receipt requested, or by nationally recognized overnight courier service delivered to Tenant or to Landlord, as the case may be, at the FAX numbers or addresses for each set forth in the Fundamental Lease Provisions. Either party may by notice to the other specify a different FAX number or address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

          16.9 Waivers. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent default by Landlord or

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     Tenant  of  the same of any other provision. Landlord's
     consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not
     be   a  waiver  of  any  preceding  default  by  Tenant
     hereunder, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such rent.

          16.10 Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge, and deliver to the other a "short form" memorandum of this Lease for recording purposes. Such memorandum shall be in the form reasonably prescribed by Landlord. In addition, any termination agreement or quitclaim deed shall be similarly recorded, which agreement shall survive the termination of this Lease. The cost of recording shall be borne by the party requesting such recording.

          16.10.1 At the time that the Commencement Date of the term of this Lease is firmly established, the parties shall promptly enter into a Supplemental Lease Agreement, setting forth the actual commencement and expiration of the Initial Term and any extensions thereof and describing the Premises, but containing no further provisions of this Lease, which Supplemental Lease Agreement may be recorded by either party. If the Commencement Date is firmly established before a short form lease or memorandum of lease has been executed by the parties, the short form lease or memorandum of lease and the Supplemental Lease Agreement may be consolidated into a single recordable document.

          16.11 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration or termination of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant and Tenant shall thereby waive its rights of notice to quit, but Tenant's right as to any Renewal Term shall terminate. The monthly rent due during such hold-over period shall be equal to 125% of the Fixed Monthly Rent then in effect, and Tenant shall continue to be obligated to pay all Additional Rent and other amounts required to be paid by the terms of this Lease. Notwithstanding the foregoing, in the event that Landlord and Tenant are engaged in good faith negotiations for a new lease at the expiration or termination of the Lease Term, Tenant's continuing possession shall not constitute holding over for so long as such negotiations continue. However, Landlord shall in its sole discretion have the right to notify Tenant in writing, that Landlord elects to terminate such negotiations whereupon thirty (30) days after Tenant's receipt of such notice the monthly rent due thereafter shall be equal to 150% of the Fixed Monthly Rent then in effect.

          16.12       Choice  of  Law.  The  laws   of   the
     jurisdiction in which the Premises are located shall govern the validity, performance, and enforcement of this Lease.

          16.13 Attorneys' Fees. Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party's rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys' fees and expenses for services rendered to the party

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     prevailing in any such action or proceeding,  and  such
     fees   shall  be  deemed  to  have  accrued  upon   the
     announcement of such action or proceeding and shall be enforceable whether or not such action or proceeding is prosecuted to judgment.

          16.14 Waiver of Jury Trial. LANDLORD AND TENANT EACH HEREBY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OCCUPANCY OF THE PREMISES.

          16.15 Liability of Landlord. In the event of any sale or other transfer of Landlord's interest in the Premises, Landlord shall be relieved of all liabilities and obligations of Landlord hereunder arising after the date of such transfer. Notwithstanding anything contained herein to the contrary, neither Landlord nor its officers, directors, members, agents, representatives, employees or affiliates, shall have no personal liability in respect of any of the teffi1s, covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant, and any persons claiming by, through or under Tenant, shall look solely to the equity of the Landlord in the Premises for the satisfaction of Tenant's and/or such persons' remedies and claims for damages.

          16.16 No Merger. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (i) this lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate; and (ii) any such other estate or interest in the Premises or any part thereof. No such merger shall occur unless and until all persons, corporations, firms and other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created by this Lease; and (2) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

          16.17 Intepretation. The captions by which the Articles and Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Whenever the context so requires, singular numbers shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the terms "Landlord" and "Tenant" and "person" shall include corporations, limited liability companies, partnerships, associations, other legal entities, and individuals.

          16.18 Relationship of the Parties. Nothing in this Lease shall create a partnership, joint venture, employment relationship, borrower and lender relationship, or any other relationship between Landlord and Tenant, other than the relationship of landlord and tenant.

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          16.19      Successors. This Lease shall be binding
     upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns.

          16.20      Modifications. This Lease  may  not  be
     altered,  amended,  changed,  waived,  terminated,   or
     modified in any manner except by a written instrument executed by Landlord and Tenant.

          16.21 Brokerage Fees. Landlord and Tenant each represent and warrant that they have not employed a broker in connection with the execution of this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions arising from such party having employed a broker contrary to its representation in this Section.

          16.22 Waiver of Redemption. To the extent permitted by law, Tenant hereby waives any and all rights of redemption with respect to this Lease. Tenant hereby waives any rights it may have to any notice to cure or vacate or to quit provided by any current or future law; provided that the foregoing shall not be deemed to waive any notice expressly provided in this Lease.

          16.23      Not Binding Until Executed. This  Lease
     does not constitute an "offer" and is not binding until fully executed and delivered by Landlord.

          16.24. Reasonable Consent. Wherever Landlord's consent or approval shall be required herein, such consent or approval shall not be unreasonably or arbitrarily withheld or delayed unless otherwise set forth to the contrary in this Lease.

          16.25 No Continuous Operation. Notwithstanding anything contained in this Lease, expressly or impliedly, to the contrary, and notwithstanding the agreement herein contained for the payment by Tenant of rent, it is specifically and expressly understood and agreed that Tenant shall be under no duty or obligation, either express or implied, to open, or thereafter to continuously conduct, its business in the Premises at any time during the Term. Further, Tenant's failure to open for business in the Premises shall not otherwise entitle Landlord to commence or to maintain any action, suit, or proceeding, whether in law or in equity, relating in any way to Tenant's failure to open or thereafter to continuously conduct its business in the Premises. Without limiting the generality of the foregoing, Tenant shall have the right to close two partial days per year to take inventory and shall, at Tenant's option, be closed Thanksgiving Day, Christmas Day, New Years Day, and Easter.

          16.26 Matters of Record. This Lease is expressly subject to all matters of record and Tenant hereby agrees to comply with the terms of all agreements and other matters of record. The rights of Tenant set forth herein are subject to the rights of other parties under agreements of record, and the exercise of such rights by such parties shall not constitute a breach under this Lease.


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          16.27     Future Easement Agreement. Tenant hereby
     acknowledges  and  understands  that  as  part  of  the
     purchase of the Premises under the Earnest Money Contract, Landlord is required to execute the Future
     Easement  Agreement,  substantially  in  the  form   of
     attached Exhibit "G" whereby Landlord will agree to grant certain utility easements over, across and under the Premises at the request of Town Center Lakeside, Ltd. In no event shall Landlord execute the Future Easement Agreement in a form other than attached Exhibit "G" without the prior written consent of Tenant. Landlord agrees that Tenant shall have the right to review and approve any utility easement requested by Town Center Lakeside, Ltd. under the
     Future    Easement   Agreement.   Tenant   shall    not
     unreasonably withhold or deny its approval of such a utility easement; provided, however, that in the event the proposed utility easement does not comply with the terms, conditions and criteria set forth in Sections
     1.02  through  1.06  of the Future Easement  Agreement,
     Tenant shall have the right to disapprove such an easement, and Landlord shall take all action necessary
     to   refuse  to  grant  the  requested  easement.  Upon
     receiving a request from Town Center Lakeside, Ltd. for
     such   a  utility  easement,  Landlord  shall  promptly
     provide to Tenant all documents necessary to review the proposed location, scope and nature of the proposed utility easement.


IN  WITNESS WHEREOF, the parties have executed this Lease as of the 1st day of December 2000.





WITNESSES                                  LANDLORD:



                                 TRANSUGAR LIMITED PARTNERSHIP

                                 By Transko Limited Partnership
                                 By Transcontintal Ventures Inc



/s/Shirley C Musselman           By/s/John Plunkett Jr


Print Name Shirley C Musselman   Its Vice President



/s/ Stephen G Shipi


Print Name Stephen G Shipi



                                   TENANT:

                                   STERLING JEWELERS INC.

/s/  George S Frankovich           By Richard W Miller

Print Name George S Frankovich

/s/  Jennifer L Ritchey            Its  Executive Vice President

Print Name Jennifer L Ritchey









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STATE OF NEVADA)
                                  )ss
COUNTY OF CLARK)

     BEFORE ME, a Notary Public, in and for said County and State, personally appeared John R Plunkett Jr the Vice President of TransugarLimited Partnership, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed, and the free act and deed of said limited partnership.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 29 day of November 2000.



                         /s/ Lynne B Hall

                             Notary Public

[notary seal]


STATE OF OHIO    )
                 )SS
COUNTY OF SUMMIT )



     BEFORE ME, a Notary Public, in and for said County and State, personally appeared Richard W Miller the Exec Vice President of Sterling Jewelers Inc. who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed, and the free act and deed of said corporation.


IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 10th day of Nov 2000.


                              /s/ Jennifer L Ritchey
                                    Notary Public
[notary seal]


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                        EXHIBIT " A "


                 Description of the Premises



That certain tract or parcel of land containing 0.89 acre of land, more or less, located in the S.M. Williams League, Abstract No.97, Fort Bend County, Texas, being out of and a part of of that certain 47.0386 acres conveyed by Sugarland Properties Incorporated, a Texas corporation to Town Center Lakeside, Ltd. a Texas limited partnership by deed dated December 21, 1999, filed for record under County Clerk's File No.1999109355 of the Official Records of Fort Bend County, Texas. Said 0.89 acre to be more particularly described by metes and bounds to be furnished to this company.